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                                                                    Exhibit 99.1

                                 [WESTPORT LOGO]

                         WESTPORT RESOURCES CORPORATION
                           410 17TH STREET, SUITE 2300
                             DENVER, COLORADO 80202

CORRECTION -- WESTPORT RESOURCES CORPORATION

In the news release, Westport Resources Corporation (NYSE: WRC) to Announce Third Quarter Earnings, issued yesterday, Nov. 1, by Westport Resources Corporation over PR Newswire, the first paragraph, second sentence, should read "... by using the Conference ID #2341200" rather than "Conference ID #1468154" as originally issued inadvertently. Complete, corrected release follows:

WESTPORT RESOURCES CORPORATION TO ANNOUNCE THIRD QUARTER EARNINGS

Denver, Colorado, November 1, 2001 -- Westport Resources Corporation (NYSE:WRC) will release its third quarter earnings on Tuesday, November 6, 2001, and will host a telephone conference on Wednesday, November 7th at 10 a.m. (EST) to discuss financial and operational results for the quarter ending September 30, 2001. Details of the call are as follows: please call (877) 270-9495 (U.S./Canada) or (706) 679-5434 (International) to be connected to the call. A digitized replay will be available for one week following the live broadcast at 1-800-642-1687 (U.S./Canada) or (706) 645-9291 (International) by using the
Conference ID #2341200.

In addition, the conference call may be listened to live over the Internet from the Investor Relations-Website Presentation tab on the company website at www.westportresourcescorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast a replay will be available shortly after the call.

Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Gulf of Mexico, the Rocky Mountains, West Texas/Mid-Continent and the Gulf Coast.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

FORWARD - LOOKING STATEMENTS

This material includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although the

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Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the cautionary statements contained in this material and risks and uncertainties inherent in the Company's business set forth in the filings of the Company with the Securities and Exchange Commission. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, general economic conditions, and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this material.